Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amendment No. 4 on Form F-1 of AI ASSETS LTD (the “Company”) of our report dated October 2, 2025, relating to our audits on the consolidated financial statements of the Company as of and for the years ended June 30, 2025 and 2024, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the caption “Experts” in this Registration Statement.

/s/ HTL International, LLC
Houston, Texas

December 18, 2025